CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A ("Registration Statement") of our report dated October 11, 2002, relating to the financial statements and financial highlights which appears in the August 31, 2002 Annual Report to Shareholders of the Japanese Equity Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.

/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Baltimore, Maryland
December 20, 2002

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                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 29 to the registration statement of Deutsche Investors Funds, Inc. on Form N-1A ("Registration Statement") of our report dated October 18, 2002 relating to the financial statements and financial highlights which appear in the August 31, 2002 Annual Report to Shareholders of Global Biotechnology Fund, which is also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/PricewaterhouseCoopers LLP

PricewaterhouseCoopers LLP
Boston, Massachusetts
December 26, 2002